Exhibit 99.1

2020 Calamos Court Naperville, IL 60563 www.calamos.com
News Release

FOR IMMEDIATE RELEASE

Contact:
Jeff Kelley	Jennifer McGuffin
SVP, Head of Marketing	VP, Director of Corporate Communications
630.577.9687	630.245.1780
media@calamos.com

Calamos Announces Evolution of Its Investment Team Leadership; Appoints Robert Behan as President; Signs Agreement to Purchase Global Long/Short Manager

Highlights

•	Four senior members of the investment team have joined Chief Executive Officer and Global Co-Chief Investment Officer John P. Calamos, Sr. as Co-Chief Investment Officers to oversee the firm’s research and investment efforts. Gary D. Black will transition from the firm.

•	Robert Behan, CFA, has been named President of Calamos Investments, and remains Head of Global Distribution. Reporting to John Calamos, he oversees the firm’s business execution and strategic growth initiatives.

•	A definitive agreement has been signed to acquire Phineus Partners LP, a global long/short manager, a continuation of the firm’s expansion of its liquid alternative investment strategies.

Naperville, IL, September 10, 2015 – Calamos Investments, a global investment management firm, announced today the transition of its investment team to a structure led by John P. Calamos, Sr. and four senior portfolio managers; the appointment of Robert Behan, CFA, as President; and a definitive agreement to purchase a global long/short manager.

Investment Team Leadership

Following the financial downturn, CEO and Global Co-Chief Investment Officer John Calamos established a strategic roadmap to bolster and specialize his firm’s investment capabilities, and in 2012, Gary Black joined Calamos as Global Co-Chief Investment Officer to help execute this plan. During the past three years, the two have overseen the successful expansion of the investment team and product suite, approximately doubling the number of investment professionals while adding many new investment strategies, including long/short equities, global convertibles, and hedged equity income.

As part of this evolution to a deeper and more specialized team and product platform, four senior members of the current investment team have been named Co-Chief Investment Officers. Alongside Calamos, they oversee the investment department and their respective strategies, including investment personnel. The four new Co-Chief Investment Officers are:

•	John Hillenbrand, CPA: Co-CIO, Head of Multi-Asset Strategies and Co-Head of Convertible Strategies;

•	David Kalis, CFA: Co-CIO, Head of U.S. Growth Equity Strategies;

•	Nick Niziolek, CFA: Co-CIO, Head of International and Global Strategies; and,

•	Eli Pars, CFA: Co-CIO, Head of Alternative Strategies and Co-Head of Convertible Strategies

“During our expansion, these four investment team members emerged as strong leaders and have demonstrated exceptional capabilities as they have taken on more responsibilities,” said Calamos. “Today’s announcement is recognition of their contributions, and I look forward to working with them as we continue to pursue outperformance across our investment strategies.”

Hillenbrand joined Calamos in 2002 and has 23 years of industry experience. Kalis joined Calamos in 2013 and has 24 years of industry experience. Niziolek joined Calamos in 2005 and has 13 years of industry experience. Pars has nine total years at Calamos and 28 years of industry experience. All are longstanding members of the firm’s investment committee.

Calamos’ investment philosophy remains the same. Embracing a collaborative culture of “teams within the team,” the firm evaluates businesses strategically by blending top-down insights with rigorous bottom-up fundamental research. During the trailing 18 months, the firm’s overall investment results have shown marked improvement with many of its investment strategies outpacing benchmarks and/or peer groups.

“Starting with the goal of building deeper research capabilities within more specialized teams, we have committed significant resources to the investment department in recent years,” said Calamos.

Black, who helped execute the plan to deepen and develop the Calamos investment department into specialized teams, will transition from the firm by October 31, 2015.

Appointment of Behan as President

“In recent years, Bob has taken on significant responsibilities beyond his role as Head of Global Distribution and has been integral to many of our strategic growth initiatives across our organization,” said Calamos. “I appreciate Bob’s contributions and those of our other senior executives and look forward to working together to advance the firm.” As President of Calamos, Behan is responsible for oversight of the firm’s business execution, strategic growth initiatives, and corporate development. He remains Head of Global Distribution. Behan has 27 years of industry experience and nine years with Calamos.

“I am thrilled to work with John and the talented investment professionals at Calamos,” said Behan. “We’ve developed a deep bench of investment and corporate leaders, and I am confident that our firm is well-positioned to continue providing world-class solutions to our clients.”

Definitive Agreement to Purchase Phineus Partners LP

Calamos also announced today that it has signed a definitive agreement to acquire Phineus Partners LP, a global long/short manager based in San Francisco. The transaction is expected to close in the coming weeks.

Founded in 2002 by Michael Grant, Phineus is a fundamentally-driven investment firm that, like Calamos, employs a blend of bottom-up and top-down considerations.

“We are pleased to welcome Michael and his team to Calamos Investments,” said Calamos. “As one of the first entrants into the liquid alternative space more than twenty years ago, we continue to expand our presence in the space. Michael’s strategy will be a welcome addition to our lineup.”

About Calamos

Calamos Investments is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, an exchange traded fund and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information, please visit www.calamos.com.

About Phineus Partners LP

Based in San Francisco, Phineus Partners LP is an SEC-registered advisory founded in 2002. For more than a decade, the firm has built customized portfolios for private investors, families, endowments and institutions.

Source: Calamos Investments

*Calamos Investments LLC, referred to herein as Calamos Investments®, is a financial services company offering such services through its subsidiaries: Calamos Advisors LLC, Calamos Wealth Management LLC, Calamos Investments LLP and Calamos Financial Services LLC.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

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